EXHIBIT 10.14
Manufactory Office Building No.3&No.4
Floors Lease Contract

Landlord: Wuhan Friendship Food Engineering Co., Ltd.
Lessee: Wuhan Crown Friendship Edible Oils Engineering Co., Ltd.
This Building Lease is agreed and signed by both Landlord and Lessee in accordance with Economic Contract Law of P.R. China and relevant regulations.
Article 1 Building Address, Leasing Range, Area and Structure
1.
1.1 The office building of the mechanical manufactory is located at: No 58, Nan Hu Street East Lake Hi-Tech Developing Zone, Wuhan city.
1.1
1.2 Areas and Structure:
1.2
The office building is new built. 2 floor is with Area 897.43 m2 each floor. Total area is 1794.86 m2
Article 2 Leasehold
2.
2.1	Leasing from 1st July 2010 to 30th June 2011.

2.1

2.2	The Landlord will terminate the Lease if one of the following cases occurs:

2.2

2.2.1	The Lessee subleases, transfer, or mortgage any of the lendings without getting written permission from the Landlord.

2.2.1

2.2.2	The Lessee deals with illegal business.

2.2.2

2.2.3	The Lessee has not paid the rent for two months

2.2.3

2.3	After the Lease is expired, if the Lessee neither leave the building nor signing a new lease for extension or paying for the rent, the Landlord will be compelled to ask for a summons against the Lessee.

2.3
Article 3 Rent Terms
3.
3.1 The rent of this Lease isRMB15,500.- Per month (RMB Fifteen Thousand Five Hundred Only) per month
3.1
3.2	The deposit of the rent should be the amount of 2 months of rent, which will be handed back within 10 days after the Lease is expired.

3.2

3.3	The rent should be calculated on the basis of the Article 2 and afterwards, all the rent should be settled at the end of each month.

3.3

3.4	The expenses concerning of the rented floors and/or rooms, fields should be borne by the Lessee, which should be included with water, electricity, telephones, inside office cleaning etc.

3.4

3.5	If Lessee is unable to occupy the office within 30 days after beginning of the lease period due to reasons beyond Lessee’s control, rent will be suspended from that period until Lessee is able to occupy the office.

Article 4 Maintenance and Repair
4.
4.1 Any repair concerning of the buildings structure, plumbing systems, building’s electrical should be for the Landlord’s account.
4.1

4.2	Any maintenance and/or repair for electric circuit(Lessee’s decoration). Lessee’s own network system equipment, office equipment, Lessee’s decoration should be borne by the Lessee

4.2

4.3	Alteration, fit up and expansion, if any, to the plant building, comprehensive office building or anywhere inside the manufactory, must be agreed and confirmed by the Landlord and relevant costs for the Lessee’s account.

4.3

4.4	The equipment and furnishings inside the rented office should be repaired, if any except for normal wear and tear, on the account of the Lessee.

4.4
Article 5 Modification of the Landlord or Lessee
5.
5.1	If the Landlord transfers or sells the property rights of the whole or part of the building during the lease period, the Landlord will provide relevant documents to inform the Lessee.

5.1

5.2	Should the Lessee sublet the whole or part of the rented buildings, he must advise in advance of 3 months to the Landlord and get permission from the latter.

5.2
Article 6 Liability of Breach
6.
6.1	If the Lessee delays the payment of rent for each month, he will pay to the Landlord for an additional interest by 2% of the total amount of the Lease rent that is past due.

6.1

6.2	The Landlord will be informed in advance of 2 months if the Lessee is going to terminate the Lease during the Leasehold, and will also be paid of 2 months of rent for compensation. Likewise, if the Landlord is going to terminate the Lessee during the Leasehold, he will advise the Lessee in advance of 2 months and pay 2 months of rent for compensation.

6.2

Article 7 Force Majeure
7.
Both parties of this Lease will not be held responsible for any damages and/or losses due to a force majeure which might occur during the performance of the Lease.
Article 8 Arbitration
8.
All disputes in connection of this Lease or the execution thereof, shall be settled first through friendly negotiations. In case no settlement can be reached through negotiation, the case should be submitted for arbitration to the local arbitration authority.
The Landlord:
Wuhan Friendship Food Engineering Co., Ltd.

Signed by:	/s/ Wuhan Friendship Food Engineering Co., Ltd.

Date:

The Lessee:
Wuhan Crown Friendship Edible Oils Engineering Co., Ltd.

Signed by:	/s/ Wuhan Crown Friendship Edible Oils Engineering Co., Ltd.

Date:

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